Exhibit 99.1

Mercury General Corporation Announces Third Quarter Results and Increases Quarterly Dividend

LOS ANGELES, Nov. 2, 2021 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2021:

Consolidated Highlights
	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2021	2020	$	%	2021	2020	$	%
(000's except per-share amounts and ratios)
Net premiums earned (2)	$940,941	$899,304	$41,637	4.6	$2,783,682	$2,633,775	$149,907	5.7
Net premiums written (1) (2)	$1,014,967	$942,888	$72,079	7.6	$2,922,691	$2,716,016	$206,675	7.6

Net realized investment (losses) gains, net of tax (3)	$(34,399)	$50,904	$(85,303)	(167.6)	$44,993	$(22,482)	$67,475	NM
Net income	$1,288	$118,857	$(117,569)	(98.9)	$217,464	$207,864	$9,600	4.6
Net income per diluted share	$0.02	$2.15	$(2.13)	(99.1)	$3.93	$3.75	$0.18	4.8

Operating income (1)	$35,687	$67,953	$(32,266)	(47.5)	$172,471	$230,346	$(57,875)	(25.1)
Operating income per diluted share (1)	$0.64	$1.23	$(0.59)	(48.0)	$3.11	$4.16	$(1.05)	(25.2)
Catastrophe losses net of reinsurance (4)	$25,000	$29,000	$(4,000)	(13.8)	$85,000	$43,000	$42,000	97.7
Combined ratio (5)	99.0%	94.3%	—	4.7 pts	95.8%	93.0%	—	2.8 pts

NM = not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company's net premiums earned and written were reduced by approximately $21 million and $128 million for the three and nine months ended September 30, 2020, respectively, due to premium refunds and credits to its eligible policyholders under the "Mercury Giveback" program for reduced driving and business activities following the outbreak of the COVID-19 pandemic. Excluding these premium refunds and credits, net premiums earned and net premiums written increased 2.2% and 5.2%, respectively, for the three months ended September 30, 2021 from the corresponding period in 2020, and 0.8% and 2.8%, respectively, for the nine months ended September 30, 2021 from the corresponding period in 2020.

(3)

Net realized investment (losses) gains before tax were $(44) million and $64 million for the three months ended September 30, 2021 and 2020, respectively, and $57 million and $(28) million for the nine months ended September 30, 2021 and 2020, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(4)

Catastrophe losses due to the events that occurred during the nine months ended September 30, 2021 totaled approximately $91 million, with no reinsurance benefits used for these losses, resulting primarily from the deep freeze and other extreme weather events in Texas and Oklahoma, wildfires and winter storms in California, and the impact of Hurricane Ida in New Jersey and New York. These losses were partially offset by favorable development of approximately $6 million on prior years' catastrophe losses. Catastrophe losses due to the events that occurred during the nine months ended September 30, 2020 totaled approximately $48 million, with no reinsurance benefits used for these losses, resulting primarily from wildfires and windstorms in California and extreme weather events outside of California. These losses were partially offset by favorable development of approximately $5 million on prior years' catastrophe losses.

(5)

The Company experienced favorable development of approximately $8 million and $2 million on prior accident years' loss and loss adjustment expense reserves for the three months ended September 30, 2021 and 2020, respectively, and favorable development of approximately $24 million and unfavorable development of approximately $26 million on prior accident years' loss and loss adjustment expense reserves for the nine months ended September 30, 2021 and 2020, respectively. The year-to-date favorable development in 2021 was primarily attributable to lower than estimated losses and loss adjustment expenses in the private passenger automobile and homeowners lines of insurance business, partially offset by unfavorable development in the commercial automobile line of insurance business. The year-to-date unfavorable development in 2020 was primarily attributable to higher than estimated losses and loss adjustment expenses in the homeowners and commercial automobile lines of insurance business, partially offset by favorable development in the California private passenger automobile line of insurance business.

Investment Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(000's except average annual yield)
Average invested assets at cost (1)	$4,751,171	$4,328,804	$4,643,916	$4,256,759
Net investment income (2)
Before income taxes	$32,334	$32,140	$95,566	$100,801
After income taxes	$28,708	$28,789	$85,168	$89,757
Average annual yield on investments - after income taxes (2)	2.4%	2.7%	2.5%	2.8%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Net investment income before and after income taxes for the three months ended September 30, 2021 remained relatively steady compared to the corresponding period in 2020, resulting largely from a lower average yield on investments mostly offset by higher average invested assets. Lower net investment income before and after income taxes for the nine months ended September 30, 2021 compared to the corresponding period in 2020 resulted largely from a lower average yield on investments, partially offset by higher average invested assets. Average annual yield on investments after income taxes for the three and nine months ended September 30, 2021 decreased compared to the corresponding periods in 2020, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

The Board of Directors declared a quarterly dividend of $0.6350 per share. The dividend will be paid on December 30, 2021 to shareholders of record on December 16, 2021.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company's ability to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2021.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Net premiums earned	$940,941	$899,304	$2,783,682	$2,633,775
Net investment income	32,334	32,140	95,566	100,801
Net realized investment (losses) gains	(43,543)	64,436	56,953	(28,458)
Other	2,481	2,894	7,883	6,810
Total revenues	932,213	998,774	2,944,084	2,712,928
Expenses:
Losses and loss adjustment expenses	697,947	618,657	1,981,519	1,765,627
Policy acquisition costs	153,142	157,365	468,556	463,604
Other operating expenses	80,238	71,859	216,723	219,519
Interest	4,267	4,262	12,845	12,786
Total expenses	935,594	852,143	2,679,643	2,461,536
(Loss) income before income taxes	(3,381)	146,631	264,441	251,392
Income tax (benefit) expense	(4,669)	27,774	46,977	43,528
Net income	$1,288	$118,857	$217,464	$207,864

Basic average shares outstanding	55,371	55,358	55,367	55,358
Diluted average shares outstanding	55,375	55,358	55,375	55,358

Basic Per Share Data
Net income	$0.02	$2.15	$3.93	$3.75
Net realized investment (losses) gains, net of tax	$(0.62)	$0.92	$0.82	$(0.41)

Diluted Per Share Data
Net income	$0.02	$2.15	$3.93	$3.75
Net realized investment (losses) gains, net of tax	$(0.62)	$0.92	$0.82	$(0.41)

Operating Ratios-GAAP Basis
Loss ratio	74.2%	68.8%	71.2%	67.0%
Expense ratio	24.8%	25.5%	24.6%	25.9%
Combined ratio (a)	99.0%	94.3%	95.8%	93.0%

(a)	Combined ratio for the nine months ended September 30, 2020 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,850,850; $3,388,418)	$3,990,513	$3,549,810
Equity securities (cost $734,861; $695,150)	890,620	803,851
Short-term investments (cost $194,721; $376,547)	193,621	375,609
Total investments	5,074,754	4,729,270
Cash	341,606	348,479
Receivables:
Premiums	653,599	599,070
Allowance for credit losses on premiums receivable	(6,000)	(10,000)
Premiums receivable, net of allowance for credit losses	647,599	589,070
Accrued investment income	41,546	42,985
Other	7,258	10,730
Total receivables	696,403	642,785
Reinsurance recoverables	49,925	48,579
Allowance for credit losses on reinsurance recoverables	—	(91)
Reinsurance recoverables, net of allowance for credit losses	49,925	48,488
Deferred policy acquisition costs	263,274	246,994
Fixed assets, net	185,934	178,923
Operating lease right-of-use assets	34,038	40,554
Current income taxes	10,420	—
Goodwill	42,796	42,796
Other intangible assets, net	10,522	11,322
Other assets	44,701	38,635
Total assets	$6,754,373	$6,328,246
LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$2,142,121	$1,991,304
Unearned premiums	1,545,297	1,405,873
Notes payable	372,831	372,532
Accounts payable and accrued expenses	182,138	194,421
Operating lease liabilities	36,843	43,825
Current income taxes	—	10,426
Deferred income taxes	39,524	41,132
Other liabilities	290,686	236,136
Shareholders' equity	2,144,933	2,032,597
Total liabilities and shareholders' equity	$6,754,373	$6,328,246

OTHER INFORMATION
Common stock shares outstanding	55,371	55,358
Book value per share	$38.74	$36.72
Statutory surplus (a)	$1.84 billion	$1.77 billion
Net premiums written to surplus ratio (a)	2.07	2.04
Debt to total capital ratio (b)	14.9%	15.6%
Portfolio duration (including all short-term instruments) (a) (c)	3.3 years	3.0 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,114	1,116
Homeowners PIF	696	671
Commercial Auto PIF	39	38

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$940,941	$899,304	$2,783,682	$2,633,775
Change in net unearned premiums	74,026	43,584	139,009	82,241
Net premiums written	$1,014,967	$942,888	$2,922,691	$2,716,016

Incurred losses and loss adjustment expenses	$697,947	$618,657	$1,981,519	$1,765,627
Change in net loss and loss adjustment expense reserves	(51,874)	(71,769)	(153,849)	(42,074)
Paid losses and loss adjustment expenses	$646,073	$546,888	$1,827,670	$1,723,553

Net income	$1,288	$118,857	$217,464	$207,864
Less: Net realized investment (losses) gains	(43,543)	64,436	56,953	(28,458)
Tax on net realized investment (losses) gains (b)	(9,144)	13,532	11,960	(5,976)
Net realized investment (losses) gains, net of tax	(34,399)	50,904	44,993	(22,482)
Operating income	$35,687	$67,953	$172,471	$230,346

Per diluted share:
Net income	$0.02	$2.15	$3.93	$3.75
Less: Net realized investment (losses) gains, net of tax	(0.62)	0.92	0.82	(0.41)
Operating income	$0.64	$1.23	$3.11	$4.16

Combined ratio			95.8%	93.0%
Effect of estimated prior periods' loss development			0.9%	(1.0)%
Combined ratio-accident period basis			96.7%	92.0%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com